UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2010

Affirmative Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50795	75-2770432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 SOJOURN DRIVE, SUITE 500 ADDISON TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 728-6300

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2010, Affirmative Insurance Holdings, Inc. ("Registrant") announced that Kevin R. Callahan tendered his resignation as Registrant's Chief Executive Officer effective October 1, 2010. Mr. Callahan will remain a director of Registrant and Chairman of the Board. Mr. Callahan's resignation from employment will trigger severance benefits payable consistent with Mr. Callahan's employment agreement, a copy of which was previously filed as Exhibit 10.12 to Registrant's 2009 Annual Report on Form 10-K dated March 31, 2010, as well as Registrant's equity agreements and employee benefits plans.

The Board has appointed Gary Y. Kusumi to the position of Chief Executive Officer effective October 1, 2010. Mr. Kusumi, 63, has served as Registrant's Executive Vice President and President of each of the Registrant's five insurance company subsidiaries since April 2010. Prior to joining the Registrant, Mr. Kusumi served as President and CEO of GMAC Insurance's Personal Lines business between 1999 and 2008, and as President, Personal Lines of Hanover Insurance Company in 2008 and 2009. In addition, Mr. Kusumi was an Executive Vice President in the Great American Insurance organization, and has over ten years of experience at Progressive Corporation. Mr. Kusumi holds an MBA from Harvard Business School and a Bachelor's Degree from Kettering University.

Registrant has issued a press release regarding the aforementioned events, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1.	Press release dated September 20, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affirmative Insurance Holdings, Inc. (Registrant)
September 20, 2010 (Date)	/s/ JOSEPH G. FISHER Joseph G. Fisher Executive Vice President and General Counsel